Exhibit 99.3
SAFENET, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED
FINANCIAL STATEMENTS
(Amounts in thousands, except per share amounts)
The Unaudited Combined Condensed Pro Forma Statements of Operations combine the historical consolidated statements of operations of SafeNet and MediaSentry, Inc. as if the merger had occurred on January 1, 2004. The Unaudited Combined Condensed Pro Forma Statements of Operations for the year ended December 31, 2004 also include the effect of SafeNet’s previous acquisitions of Rainbow Technologies, Inc., which occurred on March 15, 2004 and Datakey, Inc., which was completed on December 15, 2004. The Unaudited Combined Condensed Pro Forma Balance Sheet combines the historical consolidated balance sheet of SafeNet and the historical balance sheet of MediaSentry, giving effect to the merger as if it had occurred on March 31, 2005. SafeNet has adjusted the historical consolidated financial information to account for pro forma events that are (1) directly attributable to the merger, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results.
On June 10, 2005, SafeNet, Inc. (“SafeNet”) completed the merger of Sidecast Merger Corp., a Delaware corporation and wholly-owned subsidiary of SafeNet (“Merger Sub”), with and into MediaSentry, Inc., a Georgia corporation (“MediaSentry”), pursuant to the terms and conditions of the Agreement and Plan of Reorganization (the “Merger Agreement”) by and among SafeNet, Merger Sub, MediaSentry, certain of the shareholders of MediaSentry, and the representative of the shareholders of MediaSentry. Pursuant to the merger, MediaSentry became a wholly-owned subsidiary of SafeNet and the shareholders of MediaSentry were paid aggregate consideration of approximately $20 million, consisting of an aggregate of approximately $14 million in cash and $6 million in shares of common stock of SafeNet, subject to adjustment in accordance with the terms of the Merger Agreement, and complemented by an earnout schedule. The parties have agreed that $4 million of the shares of SafeNet stock to be issued as consideration will be held in escrow for one year after closing as security for any claims of SafeNet under the Merger Agreement.
The following Unaudited Combined Condensed Pro Forma financial information gives effect to SafeNet’s acquisition of MediaSentry as if the transaction had occurred on March 31, 2005 for the purposes of the Unaudited Pro Forma Combined Condensed Balance Sheet, and as of January 1, 2004 for the purposes of the Unaudited Pro Forma Combined Condensed Statement of Operations. The Unaudited Combined Condensed Pro Forma Statements of Operations also include the effect of SafeNet’s previous acquisitions of Rainbow Technologies, Inc., which occurred on March 15, 2004, and Datakey, Inc., which was completed on December 15, 2004. The acquisition of MediaSentry will be recorded using the purchase method of accounting. The following unaudited pro forma financial statements are based on the historical financial statements of SafeNet and MediaSentry during the periods presented, adjusted to give effect to the acquisition. The total aggregate purchase price of MediaSentry has been allocated on a preliminary basis to identifiable assets acquired and liabilities assumed based on valuation procedures performed to date. This allocation is subject to change pending a final analysis of the total purchase price paid, including direct costs of the acquisition, and the estimated fair value of the assets acquired and liabilities assumed. However, the Company does not believe the impact of these changes will be material.
The pro forma adjustments are described in the accompanying notes and are based upon available information and various assumptions that management believes are reasonable. These adjustments give effect to events directly attributable to the transaction and do not reflect any restructuring or integration costs, or any potential cost savings or other synergies that management expects to realize as a result of the transaction. The accompanying unaudited pro forma combined financial information should be read in conjunction with the historical financial statements and the related notes thereto of SafeNet, included in our Annual Report on Form 10-K, and the historical financial statements and the notes thereto of MediaSentry, included elsewhere in this Current Report on Form 8-K/A.
The unaudited pro forma combined financial information is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been consummated on the dates indicated, nor is it necessarily indicative of the future financial position and the results of operations of SafeNet.

SAFENET, INC. AND SUBSIDIARIES
UNAUDITED COMBINED CONDENSED PRO FORMA BALANCE SHEET
AS OF MARCH 31, 2005
(dollars in thousands)

	Historical	Historical	Pro Forma		Combined
	SafeNet	Media Sentry	Adjustments	Notes	Pro Forma
Assets
Current Assets:
Cash and cash equivalents	$81,568	$832	$(14,007)	a	$68,393
Short-term investments	91,521	—	—		91,521
Accounts and unbilled receivables, net	50,490	1,546	(33)	f	52,003
Deferred income taxes	9,694	—	—		9,694
Inventories, net	17,567	—	—		17,567
Prepaid expenses and other current assets	3,679	140	—		3,819

Total current assets	254,519	2,518	(14,040)		242,997
Equipment and leasehold improvements, net	18,667	858	—		19,525
Goodwill	304,447	—	9,692	a, b, c, d, f, g	314,139
Other intangibles, net	133,516	—	6,450	a	139,966
Software development costs, net	2,198	727	—		2,925
Other assets	2,252	7	—		2,259

	$715,599	$4,110	$2,102		$721,811

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$10,506	$113	$—		$10,619
Accrued salaries and commissions	8,578	215	69	d	8,862
Advance payments and deferred revenue	9,788	427	—		10,215
Warranty reserve	2,851	—	—		2,851
Other accrued expenses	5,431	92	115	c	5,638
Deferred salary	—	243	—		243
Income taxes payable	8,283	54	—		8,337
Short term lease liabilities	—	232	—		232
Unfavorable lease liability	1,052	—	—		1,052

Total current liabilities	46,489	1,376	184		48,049

Long term liabilities:
Long-term lease liability	—	210	—		210
Other liabilities	2,313	—	—		2,313
Unfavorable lease liability	3,689	—	—		3,689
Deferred income taxes	48,872	—	—		48,872

Total long-term liabilities	54,874	210	—		55,084

Stockholders’ equity:
Common stock	245	21	173	a,b,	439
Additional paid-in capital	636,026	743	5,736	a,b, e	642,505
Unearned compensation	(5,265)	—	(381)	a,e	(5,646)
Retained (deficit) earnings	(22,891)	1,760	(3,610)	b, g	(24,741)
Accumulated other comprehensive income	6,121	—	—		6,121

Net stockholders’ equity	614,236	2,524	1,918		618,678

	$715,599	$4,110	$2,102		$721,811

See accompanying notes to unaudited pro forma combined condensed financial statements.

SAFENET, INC. AND SUBSIDIARIES
UNAUDITED COMBINED CONDENSED
PRO FORMA STATEMENT OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2005
(in thousands, except per share amounts)

	Historical	Historical	Pro Forma		Pro Forma
	SafeNet	MediaSentry	Adjustments	Notes	SafeNet
Revenues	$59,812	$1,801	$—		$61,613
Cost of revenues	28,560	535	2	10	29,097

Gross Profit	31,252	1,266	(2)		32,516

Research and development expenses	8,155	903	—		9,058
Sales and marketing expenses	9,550	137	—		9,687
General and administrative expenses	5,179	391	—		5,570
Amortization of acquired intangible assets	2,266	—	323	11	2,589
Cost of integration of acquired companies	3,330	—	—		3,330
Non-cash compensation expense	1,344	—	26	10	1,370

Total operating expenses	29,824	1,431	349		31,604

Operating (loss) income	1,428	(165)	(351)		913
Interest and other income, net	506	(9)	—		497

(Loss) income from continuing operations before income taxes	1,934	(174)	(351)		1,410
Income tax benefit (expense)	(696)	(2)	133	12	(565)

Net (loss) income	$1,238	$(176)	$(218)		$845

Basic (loss) income per share:
Continuing operations	0.05	(0.08)			0.03
Discontinued operations	—	—			—

Net (loss) income	0.05	(0.08)			0.03

Diluted (loss) income per share:
Continuing operations	0.05	(0.08)			0.03
Discontinued operations	—	—			—

Net (loss) income	0.05	(0.08)			0.03

Shares used in computation:
Basic	24,486	2,112			24,680
Diluted	25,439	2,112			25,633
See accompanying notes to unaudited pro forma combined condensed financial statements.

SAFENET, INC. AND SUBSIDIARIES
UNAUDITED COMBINED CONDENSED
PRO FORMA STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2004
(in thousands, except per share amounts)

		Historical
	Historical	Rainbow	Pro Forma		Pro Forma	Historical	Pro Forma		Historical	Pro Forma		Combined
	SafeNet	Technologies	Adjustments	Notes	SafeNet	Datakey	Adjustments	Notes	MediaSentry	Adjustments	Notes	Pro Forma
Revenues	$201,600	$28,168	$—		229,768	$5,583	$—		$6,086	$—		$241,437
Cost of revenues	99,275	15,982	2,335	1, 2	117,592	2,380	622	5	1,325	10	7	121,929

Gross Profit	102,325	12,186	(2,335)		112,176	3,203	(622)		4,761	(10)		119,508

Research and development expenses	24,249	2,037	(44)	1	26,242	1,485	—		1,662	—		29,389
Sales and marketing expenses	28,626	3,295	(3)	1	31,918	3,078	—		587	—		35,583
General and administrative expenses	16,564	4,980	(579)	1	20,965	741	—		1,099	—		22,805
Amortization of acquired intangible assets	8,676	—	766	2	9,442	—	77	5		1,290	8	10,809
Restructure charge	1,300	—	—		1,300	—	—			—		1,300
Cost of integration of acquired companies	15,908	—	—		15,908	—	—			—		15,908
Non-cash compensation expense	5,925	—	1,797	3	7,722	—	—			111	7	7,833
Write off of acquired in-process research and development costs	—	—	—		—	—	—		—	—		—

Total operating expenses	101,248	10,312	1,937		113,497	5,304	77		3,348	1,401		123,627

Operating (loss) income	1,077	1,874	(4,272)		(1,321)	(2,101)	(699)		1,413	(1,411)		(4,119)
Interest and other income, net	2,687	171	—		2,858	(621)	—		(24)	—		2,213

(Loss) income from continuing operations before income taxes	3,764	2,045	(4,272)		1,537	(2,722)	(699)		1,389	(1,411)		(1,906)
Income tax benefit (expense)	(1,581)	(598)	2,307	4	128	—	80	6	(46)	762	9	924

Net (loss) income	$2,183	$1,447	$(1,965)		$1,665	$(2,722)	$(619)		$1,343	$(649)		$(982)

Basic (loss) income per share	$0.10	$0.05			$0.07	$(0.23)			$0.65			$(0.04)

Diluted (loss) income per share	$0.10	$0.05			$0.07	$(0.23)			$0.65			$(0.04)

Shares used in computation:
Basic	21,816	26,796			23,870	11,765			2,052			24,064
Diluted	22,637	27,786			24,691	11,765			2,052			24,064
See accompanying notes to unaudited pro forma combined condensed financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
FINANCIAL STATEMENTS
(Amounts in thousands, except per share amounts)
Note 1 The Merger with Media Sentry, Inc.
     On June 10, 2005, SafeNet, Inc. (“SafeNet”) completed the merger of Sidecast Merger Corp., a Delaware corporation and wholly-owned subsidiary of SafeNet (“Merger Sub”), with and into MediaSentry, Inc., a Georgia corporation (“MediaSentry”), pursuant to the Agreement and Plan of Reorganization (the “Merger Agreement”) by and among SafeNet, Merger Sub, MediaSentry, certain of the shareholders of MediaSentry, and the representative of the shareholders of MediaSentry. Pursuant to the merger, MediaSentry became a wholly-owned subsidiary of SafeNet and the shareholders of MediaSentry were paid aggregate consideration of approximately $20 million, consisting of an aggregate of approximately $14 million in cash and $6 million in shares of common stock of SafeNet, subject to adjustment in accordance with the terms of the Merger Agreement, and complemented by an earnout schedule. The parties have agreed that $4 million of the shares of SafeNet stock to be issued as consideration will be held in escrow for one year after closing as security for any claims of SafeNet under the Merger Agreement.
     The cash consideration for the merger was funded with cash on hand. The amount of consideration was determined on the basis of arm’s length negotiations between SafeNet and MediaSentry.
The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at March 31, 2005:

Cash and cash equivalents	$832
Accounts receivable, net	1,513
Prepaid expenses and other current assets	140
Property and equipment	858
Goodwill	9,692
Acquired in-process research and development assets	1,850
Software development costs	727
Other intangible assets	6,450
Other assets	7

Total assets acquired	22,069

Accounts payable	113
Accrued salaries and commissions	284
Advance payments and deferred revenue	427
Other accrued expenses	92
Income taxes payable	54
Short term Lease Liabilities	232
Other long term liabilities	453

Total liabilities assumed	1,655

Net assets acquired	$20,414

Note 2 The Merger with Datakey, Inc.
     On December 15, 2004, SafeNet, Inc. completed the merger of Snowflake Acquisition Corp., a Minnesota corporation and wholly-owned subsidiary of SafeNet, with and into Datakey, Inc., a Minnesota corporation, pursuant to the terms and conditions of the Agreement and Plan of Merger dated September 9, 2004 by and among SafeNet, Datakey, and Snowflake Acquisition Corp. As a result of the merger, Datakey has become a wholly-owned subsidiary of SafeNet and all remaining shares of Datakey common stock that were not validly tendered and purchased in the tender offer, except those shares for which appraisal rights under applicable law have been properly exercised, have been converted into the right to receive $0.65 net per share in cash.
     The aggregate purchase price was $11,505, consisting of cash of $10,556 for the acquisition of outstanding stock, 30 options to purchase common stock with an aggregate value of $449, and estimated direct costs of the acquisition of $500. The cash payment included an advance payment to Datakey of $2,181 which was used to retire outstanding debt.
     For more information on the merger with Datakey, refer to SafeNet’s Current Report on Form 8-K/A dated December 15, 2004 and filed with the Securities and Exchange Commission on March 1, 2005.
Note 3 The Merger with Rainbow Technologies, Inc.
     In accordance with the merger agreement SafeNet has issued to the Rainbow Technologies stockholders 0.374 of a share of SafeNet common stock for each share of Rainbow Technologies common stock outstanding at the merger close date. SafeNet did not issue fractional shares in the merger. As a result, the 10,306 shares of SafeNet common stock that each Rainbow Technologies stockholder received in the merger was rounded down to the nearest whole number, and each Rainbow Technologies stockholder received a cash payment for the remaining fraction of a share of SafeNet common stock that he or she would have otherwise received, if any, based on the market value of SafeNet common stock at the close of business on March 14, 2004.
     SafeNet has also assumed all outstanding vested and unvested stock options held by Rainbow Technologies employees. The merger is treated as a purchase by SafeNet under accounting principles generally accepted in the United States. SafeNet is considered the acquiring entity for accounting purposes based on the following considerations: (1) the shareholders of SafeNet hold approximately 57% of the outstanding securities of the combined entity; (2) the board of directors of the combined company consists of eight members, including six current members of SafeNet’s board of directors and two former members of Rainbow Technologies’ board of directors; (3) the management and administration of the combined company is being conducted primarily by current personnel of SafeNet; and (4) the terms of the exchange of equity securities provided for SafeNet to pay a premium over the market value of the equity securities of Rainbow Technologies.
     Under the purchase method, the purchase price for accounting purposes is calculated using the fair market value of the SafeNet common stock issued to Rainbow Technologies stockholders, plus the value of Rainbow Technologies’ stock options assumed by SafeNet and acquisition related costs.
     The aggregate purchase price was $412,553, consisting primarily of 10,306 shares of common stock valued at approximately $375,052, 1,944 options to purchase common stock with an aggregate value of the vested portion of $31,440, and estimated direct costs of the acquisition of $6,061. The fair value of the common stock issued was determined based on the average market price of the Company’s common stock over the period including three days before and after the terms of the acquisition were agreed to and announced.
     For more information on the merger with Rainbow, refer to SafeNet’s Current Report on Form 8-K/A dated March 15,2004 and filed with the Securities and Exchange Commission on May 28, 2004.
Note 4 Adjustments to Unaudited Combined Condensed Pro Forma Financial Statements
     The adjustments to the unaudited combined condensed pro forma balance sheet as of March 31, 2005 and the combined condensed pro forma statement of operations for the three months ended March 31, 2005 and year ended December 31, 2004, in connection with the MediaSentry, Datakey, and Rainbow Technologies mergers are presented below.
Adjustments to the March 31, 2005 Unaudited Combined Condensed Pro Forma Balance Sheet for the MediaSentry Merger:
     (a) The fair values of MediaSentry’s net assets have been estimated for the purpose of allocating the purchase price and determining the pro forma effect of the acquisition on the unaudited combined condensed pro forma financial statements. The estimated purchase price of $20,414 has been assigned to the tangible assets acquired and liabilities assumed as follows:

Current and other assets at March 31, 2005	$4,077
Acquired in-process research and development assets	1,850
Goodwill	9,692
Other intangible assets	6,450

$22,069
Less: liabilities assumed and acrued by SafeNet as of March 31, 2005	(1,655)

$20,414

The aggregate consideration of $20,414 consisted of the following:
Cash	$14,007
Accrued acquisition costs	115
SafeNet common stock - 194 shares valued at $30.98 per share	6,000
Options assumed to purchase 37 shares of SafeNet common stock	292

$20,414

     (b) This adjustment is to eliminate the common stock ($21), additional paid in capital ($743), and retained earnings ($1,760) of MediaSentry.
     (c) This adjustment is an estimate of the acquisition costs to complete the merger. This adjustment includes SafeNet’s estimated costs totaling $115.
     (d) This adjustment is an estimate of the liabilities to be accrued in connection with the purchase business combination, consisting primarily of severance costs and totaling $69.
     (e) This adjustment is an estimate of the portion of the fair value of the stock options assumed, as well as the intrinsic value of the unvested options to be assumed in the acquisition that will be allocated to unearned compensation cost and amortized over the remaining vesting period.
     (f) Adjustment to record the fair value of accounts receivable.
     (g) Included in the adjustment to retained (deficit) earnings is the write-off of acquired in process research and development assets of $1,850. This amount was expensed because the technological feasibility of the in process research and development had not been achieved. Research and development costs to bring the acquired products to technological feasibility are not expected to have a material impact on the Company's future results of operations or cash flows. This adjustment is based on a preliminary estimate and will be subject to refinement as additional analysis is performed. SafeNet has engaged an independent appraiser to calculate the amount allocated to acquired in process research and development assets.
Adjustments to the 2004 Unaudited Combined Condensed Pro Forma Statements of Operations for Rainbow Technologies Merger
     (1) Adjustment to eliminate amortization expense recorded by Rainbow Technologies for the period ended March 15, 2004 related primarily to capitalized software development costs, patents and product licenses and consisting of amortization expense included in cost of revenues of $353, included in research and development expense of $44, included in sales and marketing expense of $3 and included in general and administrative expense of $579.
     (2) Adjustment to record amortization expense for the period ended March 15, 2004 related to the estimated fair value of acquired identifiable intangible assets from the purchase price allocation, consisting of amortization expense included in cost of revenues of $2,688 for developed technology assets and other amortization expense of $766 for patents, key account list, and customer contracts assets.
     (3) This adjustment is to record the amortization for the period ended March 15, 2004 of the unearned compensation expense related to the intrinsic value of the unvested options assumed in the acquisition.
     (4) Adjustment to record the pro forma income tax expense for the estimated tax effects of certain pro forma adjustments at a combined effective federal and state income tax rate of approximately 54%.
Adjustments to the 2004 Unaudited Combined Condensed Pro Forma Statements of Operations for Datakey Merger
     (5) Adjustment to record amortization expense for the year ended December 31, 2004 related to the estimated fair value of acquired identifiable intangible assets from the purchase price allocation, consisting of amortization expense included in cost of revenues of $622 for core technology and developed technology assets and other amortization expense of $77 for customer contracts assets.
     (6) Adjustment to record the pro forma income tax expense for the estimated tax effects of certain pro forma adjustments at a combined effective federal and state statutory income tax rate of approximately 38.44%.
Adjustments to the 2004 Unaudited Combined Condensed Pro Forma Balance Sheet for the MediaSentry Merger:

     (7) This adjustment is to record the amortization for the year ended December 31, 2004 of the unearned compensation expense related to the intrinsic value of the unvested options to be assumed in the acquisition.
     (8)  This adjustment is to record estimated amortization expense for the year ended December 31, 2004 related to the estimated fair value of acquired identifiable intangible assets from the purchase price allocation. The fair value of the acquired intangibles and related amortization is an estimate made by management and is subject to refinement as additional analysis is performed. SafeNet has engaged an independent appraiser to calculate the amount of purchase price allocated to identifiable acquired intangible assets.
     (9)  This adjustment is to record the pro forma income tax expense for the estimated tax effects of certain pro forma adjustments at a combined effective federal and state income tax rate of approximately 54%.
Adjustments to the March 31, 2005 Unaudited Combined Condensed Pro Forma Statements of Operations for MediaSentry Merger
     (10) This adjustment is to record the amortization for the three months ended March 31, 2005 of the unearned compensation expense related to the intrinsic value of the unvested options to be assumed in the acquisition.
     (11)  This adjustment is to record estimated amortization expense for the three months ended March 31, 2005 related to the estimated fair value of acquired identifiable intangible assets from the purchase price allocation. This amount is an estimate made by management and is subject to refinement as additional analysis is performed.
     (12)  This adjustment is to record the pro forma income tax expense for the estimated tax effects of certain pro forma adjustments at a combined effective federal and state income tax rate of approximately 38%.
Note 5 Items Not Adjusted
     The unaudited combined condensed pro forma financial statements do not reflect any effect of operating efficiencies, cost savings and other benefits anticipated by SafeNet’s management as a result of the merger. Additionally, certain integration costs may be recorded subsequent to the merger that, under purchase accounting, will not be treated as part of the MediaSentry purchase price. These costs have not been reflected in these unaudited pro forma condensed statements of operations because they are not expected to have a continuing impact on the combined results.
Note 6 Unaudited Pro Forma Net Loss Per Share
     The pro forma basic and diluted loss from continuing operations per share is computed by dividing the pro forma loss from continuing operations by the pro forma basic and diluted weighted average number of shares outstanding, assuming SafeNet, Rainbow Technologies, and MediaSentry had merged at the beginning of the earliest period presented. The pro forma weighted average basic and diluted number of shares outstanding is calculated as follows for the year ended December 31, 2004 and three months ended March 31, 2005:

Basic
and
Diluted
For the year ended December 31, 2004:
Rainbow’s common shares outstanding on January 1, 2004	26,734
Multiplied by	0.374

Equivalent SafeNet shares issued to Rainbow shareholders	9,999
Multiplied by portion of period from January 1, 2004 to March 15, 2004	0.21

Incremental equivalent SafeNet shares issued to Rainbow shareholders	2,053

SafeNet shares issued to MediaSentry shareholders	194

Add SafeNet weighted average common shares outstanding	21,816

Pro forma combined weighted average shares outstanding (basic and diluted)	24,064

Basic
For the three months ended March 31, 2005 (Basic):

SafeNet shares issued to Media shareholders	194
Add SafeNet weighted average common shares outstanding - basic	24,486

Pro forma weighted average shares outstanding - basic	24,680

Diluted
For the three months ended March 31, 2005 (Diluted):

SafeNet shares issued to Media shareholders	194
Add SafeNet weighted average common shares outstanding - diluted	25,439

Pro forma weighted average shares outstanding - diluted	25,633